Exhibit No. 99.2


For More Information, Call:                                     Press Release
Barbara Finnegan, Vice President
Meridian Point Properties, Inc.                             September 8, 1995
50 California Street, Suite 1600
San Francisco, CA 94111
(415) 956-3031


                     Meridian Point Realty Trust VIII Co.
                       Declares Third Quarter Dividends

      San Francisco, November 27, 1995 -- Meridian Point Realty Trust VIII Co. [AMEX: MPH and MPHpr] today announced that its board of directors declared dividends for the third quarter in the amount of $0.07 per preferred share (which includes the previously-declared preferred minimum preference of $0.06018 per share) and $0.07 per common share. These dividends will be payable on September 29 to shareholders of record on September 19.
      Meridian Point Realty Trust VIII Co. is an equity REIT which owns 25 light industrial properties totaling approximately 2.8 million square feet. The properties are located in Tennessee, Texas, Arizona, California, Illinois, Mississippi, and Michigan.